UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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X . Preliminary Information Statement
. Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
. Definitive Information Statement

ANOTEROS, INC.
(Name of Registrant as Specified In Charter)

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ANOTEROS, INC.

2445 Fifth Avenue, Suite 440

San Diego, CA 92101

This Information Statement is furnished by Anoteros, Inc., a Nevada corporation (“Anoteros” or the “Company”) to advise our stockholders of the following corporate actions taken by written consent, in lieu of the Annual Meeting:

1.	The re-election of George G. Chachas and Jennifer Karlovsky to the Board of Directors of the Company;

2.	The ratification of the appointment of HJ & Associates, LLC, as independent auditor of the Company for 2009; and

3.	The approval of a 1-for-3 Reverse Stock Split of the issued and outstanding shares of Company's common stock.

On July 23, 2009 Stockholders of the Company owning a majority of the outstanding voting securities of the Company entitled to vote on the above matters authorized the above corporate actions by written consent in lieu of an annual meeting of stockholders, in accordance with the requirements of the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

No action is required by you. The accompanying Information Statement is furnished pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”), for the purpose of informing our stockholders of the actions described above before they take effect.  In accordance with Rule 14c-2 under the Exchange Act, the actions by stockholder consent will take effect 21 calendar days following the mailing of this Information Statement to stockholders (the “Effective Date”). These actions have been approved by our Board of Directors and the holders of a majority of the Company’s common stock outstanding. The Company is not soliciting proxies.

This Information Statement is being mailed on or about August 3, 2009 to stockholders of record of Anoteros as of July 23, 2009 (the “Record Date”) and is being delivered to our stockholders in connection with the corporate actions set forth above and described in more detailed below which have been approved by the written consent of stockholders holding in the aggregate 53.32% of our outstanding shares entitled to vote on such corporate action.  All necessary corporate approvals in connection with the matters referred to in this Information Statement have been obtained.

The cost of furnishing this Information Statement will be borne by us. We will mail this Information Statement to registered stockholders and certain beneficial stockholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

/s/ George G. Chachas

George G. Chachas

Chairman of the Board

ACTIONS BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDERS

•

On July 23, 2009, stockholders holding a majority of the voting stock outstanding as re-elected George G. Chachas and Jennifer Karlovsky to the Board of Directors of the Company by written consent.

•

On July 23, 2009, our Board of Directors approved a resolution to appoint HJ Associates & Consultants, LLP, as the independent auditor of the Company for 2009. The action taken by the Board of Directors was subsequently ratified by written consent of stockholders holding a majority of the voting stock outstanding as of July 23, 2009.

•

On July 23, 2009, our Board of Directors approved a resolution to affect a 1-for-3 reverse split of the issued and outstanding shares of the Company’s common Stock.

DISSENTER’S RIGHT OF APPRAISAL

Under Nevada law, stockholders are not entitled to dissenter’s rights of appraisal with respect to the above corporate actions.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the matters to be acted upon, other than elections to office.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of July 23, 2009, there were 7,261,285 shares of common stock issued and outstanding. No shares of preferred stock have been issued. Each holder of shares of common stock is entitled to one vote for each such share held by such holder. As of July 23, 2009, George G. Chachas, the President and CEO, as Trustee of the George G. Chachas Trust U/D/T 9/28/90 was the record owner with respect to 3,871,761 shares of common stock, which represented 53.32% of the issued and outstanding common stock of the Company. Mr. Chachas approved the corporate actions described herein.

Security Ownership of Certain Beneficial Owners

The following table sets forth the amount and nature of beneficial ownership of any class of the Company’s voting securities of any person known to the Company to be the beneficial owner of more than five percent, as of the close of business on June 30, 2009. As used in the table below, the term “beneficial ownership” means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security. A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within 60 days after such date. Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class(3)

Common Stock	George G. Chachas 2445 Fifth Avenue Suite 440 San Diego, CA 92101S San Diego, CA 92101	3,963,490(1)	54.59%

Common Stock	Gregory J. Chachas 1200 South Bell Avenue 1200 South Bell Aven Ely, Nevada 89301	675,000(2)	9.67%

(1)

Includes 3,871,761 shares of held of record by the George G. Chachas Trust U/D/T 9/28/90 of which George G. Chachas as the Trustee has direct beneficial ownership of, 40,000 shares which are held by TUVA Co., LLC, of which George G. Chachas owns a 50% interest in, and 51,729 shares held by Chachas Land Co., Inc., a corporation of which George G. Chachas owns a 33.33% interest and is an officer and director.

(2)

Includes 650,000 shares of which Gregory J. Chachas has direct beneficial ownership of, 25,000 shares held by the Chachas Family Spendthrift Trust.

(3)

The percentage of common stock is calculated based upon 7,261,285 shares issued and outstanding as of June 30, 2009.

Security Ownership of Management

The following table sets forth the amount and nature of beneficial ownership of the Company’s common stock owned of record and beneficially by each director, nominee and officer of the Company as of the close of business on June 30, 2009.  As used in the table below, the term “beneficial ownership” means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security.  Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(2)

Common Stock	George G. Chachas(1)	3,963,490(1)	54.59%

Common Stock	Jennifer L. Karlovsky(1)	75,000	1.03%

Common Stock	Directors and Officers as a Group	4,038,490	55.62%

(1)

Includes 3,871,761 shares of held of record by the George G. Chachas Trust U/D/T 9/28/90 of which George G. Chachas as the Trustee has direct beneficial ownership of, 40,000 shares which are held by TUVA Co., LLC, of which George G. Chachas owns a 50% interest in, and 51,729 shares held by Chachas Land Co., Inc., a corporation of which George G. Chachas owns a 33.33% interest and is an officer and director.

(2)

The percentage of common stock is calculated based upon 7,261,285 shares issued and outstanding as of June 30, 2009.

Changes in Control

There are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

NOTICE TO STOCKHOLDERS ACTIONS APPROVED BY

WRITTEN CONSENT IN LIEU OF ANNUAL MEETING

The following actions were taken upon the unanimous recommendation of Anoteros’ Board and the written consent of the consenting stockholder in lieu of an annual meeting of stockholders:

1. THE ELECTION OF DIRECTORS.

Two directors were re-elected pursuant to the written consent of holders of a majority of the Company’s common stock obtained as at July 23, 2009. These directors are to serve until the next annual meeting of the Company’s stockholders, or the next time directors are elected, or the next time directors are elected by written consent in lieu of a meeting of stockholders, or until their respective successors are duly elected and qualified. Each of the directors re-elected are incumbent directors. The Board of Directors may also appoint additional directors up to the maximum number permitted under our By-laws. Each executive officer serves at the discretion of the Board of Directors and holds office until his or her successor is elected or until his or her earlier resignation or removal in accordance with our Articles of Incorporation and By-laws.

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth information concerning the current Directors, nominees and executive officers of the Company, the principal positions with the Company held by such persons and the date such persons became a Director or executive officer.

Name	Age	Position

George G. Chachas	46	President, Secretary, CFO and Chairman of the Board

Jennifer L. Karlovsky	33	Director

Biographies

George G. Chachas is the founder of the Company served as the President, Treasurer, Secretary and Director from inception through October 22, 2004, at which time he resigned due to time constraints with his ongoing law practice. George was appointed and assumed the role of CEO, President, Chief Financial Officer, Secretary and Chairman of the Board on December 27, 2006. George is the founder and managing partner of Chachas Law Group P.C. serving businesses and individuals in a variety of transactional matters with extensive experience in mergers and acquisitions, corporate and securities law, and financing transactions. He has represented businesses and owners from entity formation and business structuring through private and public financing transactions, in a variety of corporate partnering, joint ventures, acquisition, merger and sales transactions. Prior to forming Chachas Law Group in April 2006, George was the Managing Partner of Wenthur & Chachas, LLP from 1987 through March 2006 which had an emphasis in corporate and securities transactions (including private held and publicly traded companies, and SEC compliance), taxation (including taxpayer disputes with government agencies and state sales and use tax laws), real estate transactions, estate planning matters and related issues, and copyright and trademark registrations. George is admitted to practice in California (1987); District of Columbia (1989) and Colorado (1994). George graduated from San Diego State University (B.A. 1985) and California Western School of Law (J.D. 1987).

Jennifer Karlovsky was appointed as a director of the Company on May 4, 2009.  Ms. Karlovsky served as a member of the board of directors of Endeavor Power Corp. a publicly traded company. Additionally, Ms. Karlovsky served as the interim President, Treasurer and Secretary of Endeavor Power Corp. During her time with Endeavor Power Corp., Ms. Karlovsky guided the Company through its annual meeting and assisted in the acquisition of a working interest in an operational oil and gas lease located in Oklahoma.  Prior to this, Ms. Karlovsky was engaged as a Financial Administrator overseeing the project accounting, contracting and revenue assurance for a company in the health care services industry. Ms. Karlovsky services include assisting companies with complex financial analysis and accounting matters, the review and analysis of various facets of contracting procedures, financial planning and seamless integration, of both eternal and external corporate operations. She has also had significant direct engagement with service providers on multi-million dollar projects in the health care industry. Prior to this, Ms. Karlovsky served as the vice president of operations for a privately held company. She received her liberal arts degree from Northern Illinois University in 2000.

Identify Significant Employees

We have no significant employees other than George G. Chachas, our President and Chief Executive Officer.

Family Relationships

We currently do not have any officers or directors of our company who are related to each other.

Involvement in Certain Legal Proceedings

The Company is not a party to any pending legal proceeding.  No director, executive officer or affiliate of the Company or owner of record or beneficially of more than five percent of the Company's common stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.  During the last five years no director, executive officer, promoter or control person of the Company has had or has been subject to:

(1)

any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)

any conviction in a criminal proceeding or being subject to a pending criminal proceeding;

(3)

any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4)

being found by a court of competent jurisdiction, the Commission or the Commodity Futures Trading Commission to have violated any federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on its review of the copies of such forms filed with the SEC electronically, received by the Company and representations from certain reporting persons, the Company believes that for the fiscal year ended December 31, 2008, its directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements of the Securities Exchange Act of 1934.

Code of Ethics

Our board of directors has not adopted a code of ethics due to the fact that we presently only have two directors and one executive officer, namely George G. Chachas, and we are in the development stage of our operations. We anticipate adopting a code of ethics when we increase the number of directors and officers.

Audit Committee and Audit Committee Financial Expert

The Company does not have a separately designated standing audit committee.  Pursuant to Section 3(a)(58)(B) of the Exchange Act, the entire Board of Directors acts as an audit committee for the purpose of overseeing the accounting and financial reporting processes, and audits of the financial statements of the Company. The Commission recently adopted new regulations relating to audit committee composition and functions, including disclosure requirements relating to the presence of an “audit committee financial expert” serving on its audit committee. In connection with these new requirements, the Company’s Board of Directors examined the Commission’s definition of “audit committee financial expert” and concluded that the Company does not currently have a person that qualifies as such an expert.  The Company has only two (2) directors serving on the Company’s Board and is not in a position at this time to attract, retain and compensate additional directors in order to acquire a director who qualifies as an “audit committee financial expert”, but the Company intends to retain an additional director who will qualify as such an expert, as soon as reasonably practicable.  While neither of our current directors meets the qualifications of an “audit committee financial expert”, each of the Company’s directors, by virtue of his past employment experience, has considerable knowledge of financial statements, finance, and accounting, and has significant employment experience involving financial oversight responsibilities. Accordingly, the Company believes that its current directors capably fulfill the duties and responsibilities of an audit committee in the absence of such an expert.

Committees of the Board of Directors; Meetings

We do not have standing audit, nominating or compensation committees, or committees performing similar functions. Our Board of Directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors.

From May 4, 2009 (when Ms. Karlovsky was appointed as a member of the Board of Directors) through July 23, 2009, the Board of Directors acted one time by unanimous written consent.  During that period, the Board of Directors did not meet in person.

Director Independence

Jennifer Karlovsky is an outside independent director.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Rent-Free Use of Office Space

The Company receives rent-free office space in San Diego, California from its president. The value of the space is not considered materially significant for financial reporting purposes.

Issuance of Shares of Board of Director

On May 4, 2009, in conjunction with the appointment of Jennifer Karlovsky as an outside director, the Company issued 75,000 restricted shares of common stock to Ms. Karlovsky.

Issuance of Shares to Entities Affiliated with Principal Stockholder

On May 4, 2009, the Company authorized the issuance of 207,516 restricted shares of common stock upon the conversion of $20,751 of the unpaid legal fees due and owing to Chachas Law Group P.C.  Of these shares, 153,561 shares were issued to George G. Chachas, the principal of Chachas Law Group P.C. and also the founder, a director and officer of the Company, and 53,955 shares were issued to J. Anthony Rolfe, an associate of Chachas Law Group P.C.

Related party transactions are reviewed by the Board of Directors of Anoteros.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation paid to the named executive officers for the last three completed fiscal years, December 31, 2008, 2007 and 2006.

					Stock	Option
Name and Principal Position	Year	Salary ($)		Bonus ($)	Awards ($)	Awards ($)	Total ($)
George G. Chachas, President Chief Executive Officer, Chief Financial Officer and Secretary(1)	2008 2007 2006	20,000 20,000 -	(1) (1)	- - -	- - -	- - -	20,000 20,000 -

(1)

During 2008 and 2007 George G. Chachas was compensated for his services rendered as an officer of the Company at the rate of $5,000 per quarter which amount is being deferred until such time as we have sufficient funds for payment.

Narrative Disclosure to Summary Compensation Table

Currently, we do not have any written employment agreements.  On January 15, 2007, the board of directors resolved and agreed to pay George G. Chachas $5,000 per quarter payable in cash or shares of our Common Stock based on the closing price of our Common Stock as reported on the OTCBB on the last day of each calendar quarter, at the option of Mr. Chachas.  Mr. Chachas has agreed to defer the payment of such amount and as of December 31, 2008, there was deferred salary due and owing to Mr. Chachas in the amount of $40,000.

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No Named Executive Officer received any equity awards, or holds exercisable or unexercisbale options, as of the years ended December 31, 2008 and 2007.

Additional Narrative Disclosure

On December 27, 2006, the Company adopted the 2007 Long Term Incentive Plan (the “Plan”) to reward and provide incentives to our employees, who may include our directors who are also employees and our officers, as well as consultants and affiliates. The Company has set aside 5,000,000 shares of our common stock for issuance under the Plan.

There are no agreements or understandings for any executive officer to resign at the request of another person. None of our executive officers acts or will act on behalf of or at the direction of any other person.

Compensation of Directors

The following table sets forth information relating to compensation paid to our directors for the last completed fiscal year, December 31, 2008.

Fees Earned
	or Paid	Stock	Option
Name	in Cash ($)	Awards ($)	Awards ($)	Total ($)	(1)
George G. Chachas	-	-	-	-

Jennifer Karlovsky(2)	-	-	-	-

(1)

There was no director compensation paid to any director during the year ended December 31, 2008.

(2)

In conjunction with the appointment of Jennifer Karlovsky as a director, the Company on May 4, 2009, the Company issued 75,000 restricted shares of common stock to Ms. Karlovsky.

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any Director that would result in payments to such person because of his or her resignation with the Company, or its subsidiaries, any change in control of the Company. There are no agreements or understandings for any Director to resign at the request of another person. None of our Directors or executive officers acts or will act on behalf of or at the direction of any other person.

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.

On July 23, 2009 the appointment by the Company’s Board of Directors of HJ Associates & Consultants, LLP, as the independent auditor of the Company for 2009, was ratified and approved by the written consent of the holders of a majority of the Company’s stock entitled to vote thereon as of July 23, 2009.

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by HJ Associates & Consultants, LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2008, and December 31, 2007, and fees billed for other services rendered by HJ Associates & Consultants, LLP during those periods.

Fees	2008	2007
Audit fees (1)	$11,000	$10,500
Audit related fees (2)	$0	$0
Tax fees (3)	$880	$830
All other fees (4)	$0	$0
Total	$11,880	$11,330

(1)

Audit Fees. These are fees for professional services for the audit of our annual financial statements, and for the review of the financial statements included in our filings on Forms 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees. These are fees for the assurance and related services reasonably related to the performance of the audit or the review of our financial statements.

(3)	Tax Fees. These are fees for professional services with respect to tax compliance, tax advice, and tax planning.

(4)	All Other Fees. These are fees for permissible work that does not fall within any of the other fee categories, i.e., Audit Fees, Audit-Related Fees, or Tax Fees.

3. APPROVAL TO AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ALL ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AT A RATIO OF 1-FOR-3.

On July 23, 2009 the Board of Directors and the consenting stockholder holding a majority of the Company’s common stock as of July 23, 2009, by written consent adopted and approved a resolution to effect an amendment to our Articles of Incorporation to effect a reverse stock split of all issued and outstanding shares of common stock at a ratio of 1-for-3 (the “Reverse Stock Split”). The Reverse Stock Split shall be effective twenty-one (21) days after this Information Statement is mailed to the stockholders.

The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the Reverse Stock Split if the Board of Directors, in its sole discretion, determines that the Reverse Stock Split is no longer in our best interests and that of our stockholders.  The Board of Directors may consider a variety of factors in determining whether or not to implement the Reverse Stock Split, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the common stock, business and transactional developments, and our actual and projected financial performance.

The Reverse Stock Split will not change the number of authorized shares of common stock or preferred stock as stated in Anoteros’ Articles of Incorporation, as amended, or the par value of the common stock or preferred stock.  Any fractional shares will be rounded up to the next whole share, so that no stockholder shall have less than 1 share after the effective date of the reverse split.  The Company is authorized to issue 100,000,000 shares of common and 25,000,000 shares of preferred stock.  As a result of the Reverse Stock Split, the 7,261,285 shares of common stock issued and outstanding on the Record Date will be automatically converted into approximately 2,395,464 shares of common stock (not taking into account the rounding up of any fractional shares).  With the exception of adjustments for those stockholders with fractional shares, the reverse stock split will not affect any stockholder’s proportional equity interest in the company in relation to other stockholder or rights, preferences, privileges or priorities.

Purpose

The purpose of the reverse split of the Company's common stock is to increase the trading price of its common stock, which may in turn generate greater investor interest in its common stock, thereby enhancing the marketability of its common stock to the financial community.

Certain Risks Associated with the Reverse Stock Split

Anti-Takeover Effects

Stockholders should be aware that approval of the reverse stock split could facilitate our future efforts to deter or prevent changes in control of Anoteros, Inc. including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.  After the reverse stock split, we will have a significantly larger number of authorized but unissued shares of common stock which, along with our blank-check preferred stock, would be available for future issuance without our stockholders’ approval.  These additional shares may be utilized for a variety of corporate purposes including but not limited to equity financing, corporate acquisitions and employee incentive plans.  The issuance of such shares, however, may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Company’s Board of Directors’ desires.  Furthermore, the existence of authorized but unissued shares of common stock may enable the Board of Directors to issue shares to persons friendly to current management, which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise, and thereby protect the continuity of the Company’s management.  For example, without further stockholder approval, our Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the incumbent Board of Directors.

There can be no assurance that the market capitalization of Anoteros’ common stock after the proposed Reverse Stock Split will be equal to or greater than the  market capitalization before the proposed Reverse Stock Split or that the price per share of our  common stock following the Reverse Stock Split will either exceed or remain higher than the current per share.

There can be no assurance that the market price of the common stock after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of shares common stock outstanding before the Reverse Stock Split.  Accordingly, the total market capitalization of our common stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the proposed Reverse Stock Split.  In many cases, the total market capitalization of a company following a Reverse Stock Split is lower than the total market capitalization before the Reverse Stock Split.

There can be no assurance that the Reverse Stock Split will result in a per share price that will attract investors and a decline in the market price for our  common stock after the Reverse Stock Split may result in a greater percentage decline than would occur in the absence of a Reverse Stock Split, and the liquidity of our common stock could be adversely affected following a Reverse Stock Split.

The market price of our common stock will also be based on Anoteros’ performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is affected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split.  In many cases, both the total market capitalization of a company and the market price of a share of the company’s common stock following a Reverse Stock Split are lower than they were before the Reverse Stock Split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Anoteros’ common stock trades as a “penny stock” classification which limits the liquidity for the common stock.

Anoteros’ stock is subject to “penny stock” rules as defined in Rule 3151-1, promulgated pursuant to the Securities Exchange Act of 1934, as amended.  The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Anoteros’ common stock is subject to these penny stock rules.  Transaction costs associated with purchases and sales of penny stocks are likely to be higher than those for other securities.  Penny stocks generally are equity securities with a price of less than U.S. $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

As a result, all brokers or dealers involved in a transaction in which Anoteros’ shares are sold to any buyer, other than an established customer or “accredited investor,” must make a special written determination.  These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of Anoteros’ stockholders to sell in the secondary market, through brokers, dealers or otherwise.  Anoteros also understands that many brokerage firms will discourage their customers from trading in shares falling within the “penny stock” definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the common shares in the United States and stockholders may find it more difficult to sell their shares.  An orderly market is not assured or implied as to Anoteros’ common stock.  Nor are there any assurances as to the existence of market makers or broker/dealers for Anoteros’ common stock.

Principal Effects of Reverse Stock Split

In addition to those risk factors noted above, the Reverse Stock Split will have the following effects:

General Corporate Changes.  Every 3 shares of common stock owned by a stockholder shall be reduced to 1 share, and the total number of shares of common stock issued and outstanding will be decreased proportionately based on the Reverse Stock Split.

After the effective day of the reverse stock split, each stockholder will own a reduced number of shares of common stock. Without taking into account the issuance of any common stock to allow for fractional shares, based on the number of shares of common stock outstanding as of the Record Date, after the effective date of the reverse split, there will be approximately 2,395,464 shares of common stock issued and outstanding. The shares issued pursuant to the reverse stock split will be fully paid and non-assessable. All shares issued as a result of the reverse stock split will have the same par value, voting rights and other rights as the common stock prior to the reverse stock split. Stockholders do not have preemptive rights to acquire additional shares of common stock.

The number of shares issuable upon exercise of any outstanding options, warrants and rights to purchase Common Stock as of the effective date that are subject to adjustment will be decreased accordingly and the exercise price increased correspondingly.

As a result of the reverse split, some stockholders may own less than 100 shares of Anoteros’ common stock.  A  purchase or sale of less than 100 shares, known as an "odd lot" transaction, may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than 100 shares following the reverse split may be required to pay higher transaction costs if they sell their shares of common stock.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Split. Any fractional shares will be rounded up to the next whole share. No stockholder will receive cash in lieu of fractional shares.

Authorized Shares

The Reverse Stock Split will not change the number of authorized shares of common stock or authorized number of shares preferred stock as stated in Anoteros’ Articles of Incorporation, as amended.

Effective Date of Reverse Stock Split.

The Reverse Stock Split will become effective as set forth in the Certificate of Change pursuant to NRS 78.209 in substantially the form as attached hereto as Appendix A, to be filed with the Nevada Secretary of State (at least twenty days after the mailing of this Information Statement) (the "Effective Date").  Thereafter, the Company will obtain a new CUSIP number for the common stock.  The Effective day for trading purposes of the common stock may be later than the Effective Date as determined by the Financial Industry Regulatory Authority ("FINRA").

Procedure for Effecting Reverse Split

On the Effective Date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, at the ratio of one (1) share for every three (3) existing share of common stock outstanding.

No Exchange of Stock Certificates

The Reverse Stock Split will take place on the Effective Date without any action on the part of the holders of the common stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the post-reverse split shares of common stock.  It will not be necessary for stockholders to exchange their existing stock certificates.   Stockholders who desire to have a new certificate issued representing the post-reverse shares may obtain a new certificate at a cost to the stockholder of $25.00 per certificate by sending their existing certificate(s) to Colonial Stock Transfer, 66 Exchange Place, Salt Lake City, UT 84111.  Telephone No. 801-355-5740.

Federal Income Tax Consequences of Reverse Split

No gain or loss should be recognized by a stockholder as a result of reverse stock split. The aggregate tax basis of the post-reverse shares as a result of the reverse stock split will be the same as the stockholder’s aggregate tax basis in the pre-split shares.  The stockholder’s holding period with regard to the post-reverse shares shall remain unchanged. THIS DISCUSSION SHOULD NOT BE CONSIDERED AS TAX OR INVESTMENT ADVICE, AND THE TAX CONSEQUENCES OF THE REVERSE SPLIT MAY NOT BE THE SAME FOR ALL STCOKHOLDERS. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO KNOW THEIR INDIVIDUAL FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

VOTING PROCEDURES

Pursuant to the Nevada Revised Statutes, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to ratify and authorize (i) the appointment of the Board of Directors, (ii) the appointment of HJ Associates & Consultants, LLP, as the independent auditor of the Company for 2009, and  (iii) the 1-for-3 reverse split of the outstanding common stock of the Company, which vote was obtained through the written consent of George G. Chachas, as the record owner of approximately 53.32% of the issued and outstanding shares of our common stock as at July 23, 2009.

ADDITIONAL DOCUMENTS DELIVERED WITH THIS INFORMATION STATEMENT

As this the actions described herein have been approved and are being by written consent in lieu of the annual meeting of stockholders, a copy ff the Annual Report on Form 10-K, for the year ended December 31, including audited financial statements as of that date are being delivered with this Information Statement.

DOCUMENTS INCORPORATED BY REFERENCE.

Our Annual Report on Form 10-K, for the year ended December 31, 2008; the Quarterly Reports on Form 10-Q for the quarter ended March 31, 2009 and June 31, 2009 and the Current Report on Form 8-K filed with the SEC on May 5, 2009, are incorporated herein by reference.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Commission at the Public Reference Room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549.

Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

Delivery of Documents to Stockholders Sharing an Address

Unless we have received contrary instructions from a stockholder, we will deliver only copy of this Information Statement and one copy of the Annual Report on Form 10-K, to multiple stockholders sharing an address. This practice known as “householding” is intended to reduce the Company’s printing and postage costs. We will, upon request, promptly deliver a separate copy of this Information Statement and the Annual Repot to a stockholder who shares an address with another stockholder. A stockholder who wishes to receive a separate copy of this Information Statement and the Annual Report, may direct such request to Anoteros, Inc., 2445 Fifth Avenue, Suite 440, San Diego, CA 92101, telephone: 619-239-2900.  Stockholders who receive multiple copies of the Information Statement or Annual Report at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

By Order of the Board of Directors

August 3, 2009

/s/ George G. Chachas

George G. Chachas, Chairman

Appendix A

Certificate of Change Pursuant

to NRS 78.209

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1.

Name of corporation:

Anoteros, Inc.

2.

The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3.

The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

100,000,000 shares of common stock, $0.001 par value per share.  25,000,000 shares of preferred stock, $0.001 par value per share.

4.

The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

100,000,000 shares of common stock, $0.001 par value per share.  25,000,000 shares of preferred stock, $0.001 par value per share.

5.

The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

1-for-3 reverse split such that 1 (one) share of Common Stock, $0.001 par value shall be issued after the change for each 3 (three) shares of Common Stock, $0.001 outstanding prior to the change.

6.

The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares shall be rounded up to the nearest whole share.

7.

Effective date of filing (optional):  ________________

(must not be later than 90 days after the certificate is filed)

8.

Signature.

/s/ George G. Chachas

Title: President and Secretary

George G. Chachas

Dated: July 24, 2009

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